Exhibit 2

FIRST AMENDMENT TO RIGHTS AGREEMENT

LIGHTPATH TECHNOLOGIES, INC.

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of February 25, 2008, by and between LightPath Technologies, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a Delaware corporation (the “Rights Agent”).

RECITALS:

WHEREAS, the Company and the Rights Agent are parties to a certain Rights Agreement dated May 1, 1998 (the “Agreement”), whereby the Rights Agent was appointed to act as agent for the Company and the holders of the Rights (as defined in the Agreement); and

WHEREAS, the Company and the Rights Agent desire to amend the Agreement upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, each of the parties hereto, on the basis of, and in reliance upon, the covenants, obligations and agreements set forth herein, and upon the terms and subject to the conditions contained herein, agrees as follows:

Section 1. Recitals. Each of the parties hereto agree that the recitals set forth above are true and correct and are incorporated into the terms of this Amendment.

Section 2. Amendment to the Agreement. Section 7(a) of the Agreement is hereby amended deleting it in its entirety and replacing it with the following new Section 7(a):

“Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, case or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on February 25, 2018 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”).”

Section 3. Ratification and Acknowledgement. The Company and the Rights Agent hereby ratify, acknowledge and agree to be bound by all the provisions, obligations, warranties, representations and covenants of the Agreement as amended by this Amendment.

Section 4. Miscellaneous.

(a) Each reference that is made in the Agreement or any other writing to “this agreement” shall hereafter be construed as a reference to the Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Agreement shall remain in full force and effect and be unaffected hereby.

(b) This Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts and laws.

(c) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(d) This Amendment may be executed in several counterparts and by facsimile signature, each of which constitute an original, but all which together shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned through their duly authorized representatives have caused this Amendment to be executed on their behalf, effective as of the day and year first above written.

COMPANY:

LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ J. James Gaynor
Name:	J. James Gaynor
Title:	CEO

RIGHTS AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a Delaware corporation

By:	/s/ Michael G. Mullins
Name:	Michael G. Mullings
Title:	Vice President

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